Exhibit 32

Rule 13a – 14(b) CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C.§1350, the undersigned officers of Tollgrade Communications, Inc. (the “Corporation”), hereby certify that the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 26, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated: May 4, 2005

/s/ Mark B. Peterson

Name: Mark B. Peterson Title: Chief Executive Officer

/s/ Samuel C. Knoch

Name: Samuel C. Knoch Title: Chief Financial Officer

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